Exhibit 3.23

STATE OF DELAWARE CERTIFICATE OF FORMATION OF [GRAPHIC APPEARS HERE]TESORO ALASKA PIPELINE COMPANY LLC    This Certificate of Formation of Tesoro Alaska Pipeline Company LLC (the “Company”) is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended (the “DLLCA”). FIRST:    The name of the limited liability company formed hereby is “Tesoro Alaska Pipeline Company LLC.” SECOND: The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. THIRD: The name of the registered agent for service of process on the Company in the state of Delaware is Corporation Service Company. FOURTH: This Certificate of Formation shall become effective at 12:01 a.m., Eastern Time, on June 18,2014 in accordance with the provisions of Section 18-201 of the DLLCA. IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation this 17th day of June, 2014.                By: /s/ Charles S. Parrish Charles S. Parrish, Authorized Person